Exhibit 10.16 (c)

Private and Confidential

September 11, 2015

Nutritional High Inc.
77 King Street West, Suite 2905
Toronto ON M5K 1H1

Attention:	David Posner
Chief Executive Officer

Re: Amendment to the Consulting Agreement
This agreement shall amend the terms of the Consulting Agreement (the "Agreement") between Foundation Opportunities Inc. (the "Foundation") and Nutritional High International Inc. (the "Company") dated October 27, 2014. Except as otherwise provided for herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions, and all terms herein not otherwise defined shall be defined in accordance with the Agreement.
1.	The following is hereby added to the list of services in Paragraph 1 of the Agreement:
o	Provide ongoing executive management services of Adam Szweras (but not for legal services) in addition to Foundation's other personnel
o	assist in identifying qualifying real estate in states where the Company intends to apply for licensing
o	provide assistance with licensing applications in various US states
o	assist in building a business plan for hemp extract products and assist in implementing the business plan
o	seek out state licensed providers of cannabis products for joint ventures or intellectual property licensing transactions
o	assist in coordinating the build out of the Pueblo, Colorado facility
2.	In acknowledgement of the additional services provided since execution of the agreement and continuing to be provided, the Company agrees to increase the monthly fee payable to Foundation, effective from January 1, 2015, to (CAD) $16,000 plus applicable taxes thereon (HST 13%) in cash per month for the duration of the Engagement Term (as defined in the Agreement); and

3.	Foundation shall provide for the Company use of office space on an intermittent base, boardroom and facilities as needed.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter by no later than 5:00 PM EST on September 11, 2015.

FMI CAPITAL ADVISORY INC.

/"Signed"/ Yannis Banks
By:	Yannis Banks
Managing Director

Agreed and accepted this _11th_ day of September, 2015.

NUTRITIONAL HIGH INTERNATIONAL INC.

/"Signed"/ David Posner
By:	David Posner
Chief Executive Officer